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EXHIBIT 21  SUBSIDIARIES

                                                                JURISDICTION
SUBSIDIARY                                                      OF ORGANIZATION
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
Patriot Bank                                                     Pennsylvania
Patriot Investment Company                                       Delaware
Patriot Commercial Leasing Co., Inc.                             Pennsylvania
Marathon Management Company, Inc.                                Pennsylvania
Patriot Investment and Insurance Co., Inc.                       Pennsylvania
Patriot Advisors, Inc.                                           Pennsylvania
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